                DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC.

                            FOUR EMBARCADERO CENTER

                      SAN FRANCISCO, CALIFORNIA 94111-4189
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

To Our Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Dresdner RCM Global Strategic Income Fund, Inc. (the "Fund") will be held on Thursday, October 26, 2000, at 10:00 a.m. at Four Embarcadero Center, San Francisco, California, for the following purposes:

    (1) To elect three Directors of the Fund, each to hold office for a term of three years and until his successor is duly elected and qualified.

    (2) To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending October 31, 2000.

    (3) To consider a shareholder proposal urging the Board to take the steps necessary to convert the Fund to an open-end fund.

    (4) To consider and act upon any other business that may properly come before the Meeting or any adjournment thereof.

    Stockholders of record at the close of business on August 25, 2000 will be entitled to vote at the Meeting or any adjournment thereof.

    Copies of the Fund's most recent Annual Report and any succeeding Semi-Annual Report may be obtained without charge by stockholders who write or call Robert J. Goldstein, c/o Dresdner RCM Global Strategic Income Fund, Inc., Four Embarcadero Center, San Francisco, CA 94111-4189, 1-800-227-5183. Please contact our proxy solicitor at 1-800-223-2064 with any questions on how to vote your proxy.

                                          By order of the Board of Directors,

                                          /s/ ROBERT J. GOLDSTEIN

                                          Robert J. Goldstein

                                          SECRETARY

September 18, 2000

San Francisco, California

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND'S TRANSFER AGENT. TO SAVE THE FUND THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, PLEASE MAIL IN YOUR PROXY PROMPTLY.

                DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC.

                            FOUR EMBARCADERO CENTER

                      SAN FRANCISCO, CALIFORNIA 94111-4189

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 26, 2000
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished to the stockholders of DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC. (the "Fund"), in connection with the solicitation by the Board of Directors of the Fund of proxies to be used at an Annual Meeting of Stockholders of the Fund (the "Meeting") to be held at 10:00 a.m. on Thursday, October 26, 2000 at Four Embarcadero Center, San Francisco, CA. The purposes of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

    Stockholders of record at the close of business on August 25, 2000 (the "Record Date") will be entitled to vote at the Meeting. If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted for the election of Directors and, as to each other proposal identified on the proxy, in accordance with the recommendation of the Board of Directors, and if any other business is presented at the Meeting, in the best judgment of the persons named as Proxies. Any stockholder giving a proxy will have the power to revoke it by notice in writing received by the Secretary of the Fund, c/o Dresdner RCM Global Investors LLC, Four Embarcadero Center, San Francisco, CA 94111-4189, prior to the exercise of such proxy at the Meeting. Also, any stockholder attending the Meeting may vote in person whether or not the stockholder has previously filed an executed proxy.

    Approval of each of the Proposals requires the affirmative vote of a majority of the shares cast at the Meeting.

    The Fund intends to treat properly executed proxies that are marked "abstain" and broker non-votes (defined below) as present for purposes of determining the existence of a quorum for the transaction of business. A quorum for the Meeting will consist of one-third of the shares outstanding. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, it represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power). The Fund does not anticipate receiving any broker non-votes with respect to Proposal Nos. 1 and 2. However, because of the affirmative votes required for Proposal No. 3, abstentions and broker non-votes will have the same effect as votes "against" such Proposal.

    In the event that a quorum is not represented at the Meeting or, even if a quorum is so represented, in the event that sufficient votes in favor of any proposal set forth in the Notice of Meeting are not received prior to the Meeting, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting in order to permit further solicitation of proxies with respect to such proposal. The Meeting may be adjourned with respect to one or more of the proposals in the Proxy Statement, and a stockholder vote may be taken on the other proposals prior to any adjournment if sufficient votes have been received for its approval. Shares represented by proxies indicating a vote against a proposal will be voted against adjournment as to that proposal.

    On August 25, 2000 there were 11,954,566 outstanding shares of Common Stock of the Fund. Each share or fractional share outstanding on the Record Date will be entitled to one vote or fractional vote at the Meeting. On such date, no person to the knowledge of the Fund beneficially owned 5% or more of the outstanding shares of the Fund other than the following persons:


            NAME AND ADDRESS OF BENEFICIAL OWNER              NUMBER OF SHARES   PERCENT OF TOTAL
------------------------------------------------------------  ----------------   ----------------
First Union Corporation                                         744,300(1)             6.47%
One First Union Center
Charlotte, North Carolina 28288-0137

Phillip Goldstein                                               607,500(2)              5.1%
60 Heritage Drive
Pleasantville, New York 10570


(1) As reported in the Schedule 13G dated July 18, 2000 filed by First Union Corporation ("First Union"), First Union is the beneficial owner of 744,300 shares of Common Stock, over each of which it has sole power to vote and dispose. First Union also has sole power to vote over an additional 25,900 shares of Common Stock.

(2) As reported in the Schedule 13D dated July 3, 2000 filed by Phillip Goldstein ("Goldstein"), Goldstein is the beneficial owner of 607,500 shares of Common Stock, over each of which he has sole power to vote and dispose.

    The Investment Advisor and Administrator of the Fund is Dresdner RCM Global Investors LLC., Four Embarcadero Center, San Francisco, CA 94111, and the Subadvisor of the Fund is Kleinwort Benson Investment Management Americas Inc., Four Embarcadero Center, San Francisco, CA 94111.

    The cost of preparing, printing, and mailing proxy materials in connection with this solicitation will be borne by the Fund. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Fund or the Investment Advisor by telephone or telegraph. The Fund may also solicit proxies in the form of a telephonic proxy or "proxygram." In such event, beneficial and record stockholders will receive mailgrams from the Fund requesting each stockholder who wishes to vote by proxygram to call the toll-free telephone number provided, furnish the operator with specified information regarding the stockholder and the shares to be voted, and instruct the operator how the stockholder wishes to vote on the proposals described in this Proxy Statement. The operator will then electronically transmit the stockholder's voting instructions to the designated broker, depository institution, or other holder with actual voting authority, which then will vote shares held of record by returning a signed proxy card. The operators who receive the foregoing voting instructions will be independent of the Fund. Brokerage houses, banks, and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. The Fund has also made arrangements with Georgeson Shareholder

Communications Inc. to assist in the solicitation of proxies, if called upon by the Fund, at an aggregate estimated fee of approximately $24,000 plus reimbursement of normal expenses.

    Proxies should be returned to the Fund's proxy solicitor, in the enclosed envelope. This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about September 25, 2000.

    Copies of the Fund's most recent Annual Report and any succeeding Semi-Annual Report may be obtained without charge by stockholders who write or call Robert J. Goldstein, c/o Dresdner RCM Global Strategic Income Fund, Inc., Four Embarcadero Center, San Francisco, CA 94111-4189, 1-800-227-5183.

                PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS

    At the Meeting, three nominees are being proposed for election as Class III Directors of the Fund. Each of the three Class III Directors are entitled to serve until the Class III term expires in 2003 and until his successor has been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby for the election of the following nominees as Directors of the Fund:

                                                                                                     SHARES OF COMMON
                                                                                                    STOCK BENEFICIALLY
                                                                                                         OWNED AT
                                   POSITION(S) WITH                                                 SEPTEMBER 11, 2000
  NAME AND ADDRESS        AGE          THE FUND       PRINCIPAL OCCUPATION AND OTHER AFFILIATIONS    (AND % OF FUND)      CLASS
---------------------   --------   ----------------   -------------------------------------------   ------------------   --------
The Earl of                70      Director since     Chairman, Pirelli UK plc (since 1989);                    0          III
Limerick(1)                             1986          Deputy Chairman, Henderson plc (since
11 Berkeley Street,                                   1998); Director, AMP Technology Ventures
London,                                               Limited (since 1999) Chairman, London
WIX 6BU England                                       Guildhall University (retired 1999),
                                                      formerly Deputy Chairman, Kleinwort Benson
                                                      Ltd, (retired 1987), Chairman De La Rue plc
                                                      (retired 1997); Chairman, AMP Asset
                                                      Management plc (1992 to 1998).

Leonard T. Hinde(1)        75      Director since     Formerly Advisor to the Governor, Reserve                 0          III
8 Earl Street                           1987          Bank of Australia (retired 1985).
Mosman, NSW 2088
Australia

                                                                                                     SHARES OF COMMON
                                                                                                    STOCK BENEFICIALLY
                                                                                                         OWNED AT
                                   POSITION(S) WITH                                                 SEPTEMBER 11, 2000
  NAME AND ADDRESS        AGE          THE FUND       PRINCIPAL OCCUPATION AND OTHER AFFILIATIONS    (AND % OF FUND)      CLASS
---------------------   --------   ----------------   -------------------------------------------   ------------------   --------
G. William Miller(1)       75       Director and      G. William Miller & Co. Inc., merchant                5,000*         III
1215 19th Street N.W.              Deputy Chairman    banking (since 1983). Formerly Chairman of
Washington, D.C.                     since 1987       the Board of the Board of Governors of the
20036                                                 Federal Reserve and Secretary of the U.S.
                                                      Treasury under President Carter. Chairman
                                                      and Director, HomePlace of America, Inc.
                                                      (since October 1995); Director, GS
                                                      Industries, Inc. (since October 1995),
                                                      Simon Property Group, Inc. (since August
                                                      1996), Repligen Corporation (since 1982);
                                                      Trustee, Marine Biological Laboratory
                                                      (since August 1996); and Chairman and CEO
                                                      of Federated Stores, Inc. (1990-1992).

------------------------

(1) Member, Audit Committee.

    Class I Directors' terms will expire in 2001 and Class II Directors' terms will expire in 2002. The following Directors of the Fund are entitled to serve in such capacity until their terms of office expire and their successors are duly elected and qualified.


                                                                                           SHARES OF COMMON
                                                                                          STOCK BENEFICIALLY
                                                                                               OWNED AT
                                     POSITION(S) WITH   PRINCIPAL OCCUPATION AND OTHER    SEPTEMBER 11, 2000
   NAME AND ADDRESS         AGE          THE FUND                AFFILIATIONS              (AND % OF FUND)      CLASS
-----------------------   --------   ----------------   -------------------------------   ------------------   --------
Sir Robert C. Cotton         84       Director and      Chairman, Australian Photonics               0             I
2 Spruson Street                     Chairman of the    Co-operative Research Centre;
Neutral Bay                          Board since 1986   Director, Thomson-CSF Pacific
NSW 2089                                                Pty. Ltd. Formerly Australian
Australia                                               Ambassador to the United States
                                                        (1982 to 1985)

James J. Foley(1)            76      Director since     From 1952 to 1990, Faculty               1,538*            I
60 Pond Street                            1986          Member, Harvard Graduate School
Belmont, MA 02178                                       of Business. Since January
                                                        1991, Consultant to the
                                                        School's MBA Admissions Board;
                                                        Consultant to Courier Corp.

Jeffery S. Rudsten           51      Director since     From 1978 to 1999 Principal                  0             I
P.O. Box 963                              2000          (1981-97), Senior Managing
Ross, CA 94957                                          Director (1997-99), and Head of
                                                        Fixed Income Department
                                                        (1997-99) at Dresdner RCM and
                                                        Director, RCM Strategic Global
                                                        Government Fund, Inc. (1994 to
                                                        1996).

Theodore J. Coburn           47      Director since     Partner, Brown, Coburn & Co.                 0            II
116 East 68th Street                      2000          (since 1991); Chairman and
New York, NY 10021                                      Director, Dresdner RCM
                                                        Investment Funds Inc. (since
                                                        1991), education associate at
                                                        Harvard University Graduate
                                                        School of Education (since
                                                        1996); Director,
                                                        Nicholas-Applegate Fund, Inc.
                                                        (since 1987), Measurement
                                                        Specialties, Inc. (since
                                                        1995), Video Update, Inc.
                                                        (since 1997), Sterling Network
                                                        Group (since 1998), and Arie
                                                        Corporation (since 1998);
                                                        Trustee, Nicholas-Applegate
                                                        Mutual Funds (since 1992).

                                                                                           SHARES OF COMMON
                                                                                          STOCK BENEFICIALLY
                                                                                               OWNED AT
                                     POSITION(S) WITH   PRINCIPAL OCCUPATION AND OTHER    SEPTEMBER 11, 2000
   NAME AND ADDRESS         AGE          THE FUND                AFFILIATIONS              (AND % OF FUND)      CLASS
-----------------------   --------   ----------------   -------------------------------   ------------------   --------
Luke D. Knecht**             46       Director and      Member of Board of Managers and          4,500*           II
                                     President since    Managing Director, Dresdner RCM
                                          1999          since 1998; Chairman and
                                                        President, RCM Strategic Global
                                                        Government Fund, Inc. since
                                                        March 1999; Chairman, Caywood
                                                        Scholl Capital Management since
                                                        December 1998; Executive
                                                        Director, Russell Reynolds
                                                        Associates from 1995 to 1997.

Stephen K. West**            71      Director since     Partner, Sullivan & Cromwell            11,000*           II
42 Old Wood Road                          1997          (1964-1996); Of Counsel,
Bernardsville, NJ 07924                                 Sullivan & Cromwell (since
                                                        1997); Director, AMVESCAP plc;
                                                        First ING Life Insurance
                                                        Company of New York; ING
                                                        American Holdings, Inc.;
                                                        Pioneer Funds; Swiss Helvetia
                                                        Fund, Inc.; and Winthrop Focus
                                                        Funds.

------------------------

(1) Member, Audit Committee.

* The Directors and officers of the Fund as a group owned less than 1% of the shares outstanding as of September 11, 2000.

** Mr. Knecht is an "interested person" of the Fund because of his affiliation with the Fund's investment adviser. Mr. West in an "interested person" of the Fund because of his affiliation with the Fund's counsel, Sullivan & Cromwell.

    The executive officers of the Fund, other than as shown above, are: Robert
J. Goldstein, Secretary since April, 1998 and Jennie M. Klein, Treasurer since April, 1998. Mr. Goldstein is 37 years old and has been a Director and Associate General Counsel of Dresdner RCM Global Investors LLC since July 1998. Prior to joining Dresdner RCM in 1997, Mr. Goldstein was an associate in the New York office of Weil, Gotshal & Manges from 1990 through 1996. Ms. Klein is 35 years old and has been the Assistant Director of Commingled Fund Services at Dresdner RCM Global Investors LLC since July 1998. Ms. Klein joined Dresdner RCM in 1994 as Manager of Commingled Fund Services.

    The Fund reimburses all Directors who are not affiliated with the Fund's Investment Advisor or Subadvisor for their out-of-pocket and travel expenses. During the Fund's fiscal year ended October 31, 1999, there were 3 meetings of the Fund's Board of Directors. The Board of Directors has an Audit Committee, but does not have a nominating committee nor a compensation committee.

    The Audit Committee makes recommendations to the full Board with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. The members of the Audit Committee during fiscal 1999 were Messrs. Foley, Hinde, Miller and The Earl of Limerick. The Audit Committee met twice during the fiscal year ended October 31, 1999. During the Fund's 1999 fiscal year, all directors other than Messrs. Cotton and Hinde attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and, as applicable, the Audit Committee.

    Set forth below is information concerning compensation paid to the Fund's directors during its fiscal year ended October 31, 1999:


                                                        PENSION OR                          TOTAL
                                                        RETIREMENT                      COMPENSATION
                                         AGGREGATE       BENEFITS        ESTIMATED      FROM FUND AND
                                        COMPENSATION    ACCRUED AS    ANNUAL BENEFITS   FUND COMPLEX
                                          FROM THE     PART OF FUND        UPON            PAID TO
NAME AND POSITION                           FUND         EXPENSES       RETIREMENT       DIRECTORS*
-----------------                       ------------   ------------   ---------------   -------------
Sir Robert Cotton
Director & Chairman of the Board            $9,562          None             None           $9,562
David M. Felder-                              None          None             None             None
James J. Foley,
Director                                   $13,000          None             None          $13,000
Leonard T. Hinde,
Director                                    $8,829          None             None           $8,829
Luke D. Knecht
Director and President                        None          None             None             None
The Earl of Limerick,
Director                                   $14,583          None             None          $14,583
Nigel S. MacEwan,-
Director                                    $3,500          None             None           $3,500
G. William Miller,
Director & Deputy Chairman                 $13,000          None             None          $13,000
Stephen K. West,
Director                                    $7,000          None             None           $7,000


------------------------

- Mr. Felder was a Director and the President of the Fund until December 31, 1998, and Mr. McEwan was a Director until February 20, 1999.

*   The Fund is the only fund in the Fund complex.

REQUIRED VOTE

    The election of each Director requires the affirmative vote of a majority of the shares cast for the Director at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1.

              PROPOSAL NO. 2: SELECTION OF INDEPENDENT ACCOUNTANTS


    A majority of the members of the Board of Directors who are not interested persons of the Fund have selected PricewaterhouseCoopers LLP as independent accountants for the Fund for the fiscal year ending October 31, 2000. The ratification of the selection of independent accountants is to be voted upon at the meeting and it is intended that the persons named in the accompanying proxy vote for PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP will attend the meeting if so requested in writing by a stockholder at least 14 days in advance of the Meeting.


    The Board of Directors' policy regarding engaging independent accountants' services is that Management may engage the Fund's independent accountants to perform any service(s) normally provided by independent accounting firms, provided that such service(s) meets any and all of the independence requirements of the American Institute of Certified Public Accountants and the SEC. The Audit Committee will review and approve services provided by the independent accountants prior to their being rendered. The Board of Directors also receives a report from the Audit Committee relating to all services after they have been performed by the Fund's independent accountants.

REQUIRED VOTE


    The ratification of PricewaterhouseCoopers LLP as the Fund's independent accountants for the fiscal year ending October 31, 2000 requires the affirmative vote of a majority of the shares cast on the matter at the Meeting.


                      PROPOSAL NO. 3: SHAREHOLDER PROPOSAL

    A shareholder (the "proponent") has submitted the following proposal and supporting statement for inclusion in this Proxy Statement (the "proposal"). The proponent claims beneficial ownership of at least $2,000 worth of the Fund's common stock. The proponent's name and address will be furnished by the Secretary of the Fund upon request.

    For the reasons set forth in detail in the Board of Directors' Position on the Proposal, which follows the shareholders' Supporting Statement, the Board, including the Independent Directors, unanimously recommends a vote AGAINST this proposal. The proponent proposes that the following resolution and supporting statement be presented to the stockholders of the Fund:

    "RESOLVED: The stockholders of Dresdner RCM Global Strategic Income Fund, Inc. (the "Fund") urge the Board of Directors to take the steps necessary to convert the Fund to an open-end fund."

                              SUPPORTING STATEMENT

    "The Fund's shares have long traded at a double-digit discount to net asset value. In my opinion, the time has come to convert the Fund to an open-end fund. Converting to an open-end fund will give stockholders a tangible benefit, i.e., elimination of the discount that I believe far outweighs whatever theoretical advantages management asserts that the closed-end structure supposedly offers."

BOARD OF DIRECTORS' POSITION ON THE PROPOSAL

    The Board of Directors unanimously recommends that shareholders oppose the proposal because it believes that open-ending is not in the best interests of all shareholders. Although open-ending would permit shareholders who wish to liquidate their interests in the Fund to do so at net asset value, open-ending would have significant detrimental effects on those shareholders who wish to remain invested in the Fund.

    The proponent recommends that the Fund open-end, citing the Fund's discount to net asset value. However, we believe that the historical discount of the Fund's shares reflects the share price performance of the Fund under its original investment mandate, which was to produce high income through investment in Australian dollar denominated debt securities. We believe that the weakening of the Australian dollar, and the outdated investment objective, was the predominant reason for the Fund's historical share price performance and resultant discount. Last year the Board determined to take decisive action in an attempt to improve the Fund's stock price and discount, which culminated in stockholders' approving the Fund's recent restructuring as a global strategic income fund. Since the restructuring in December 1999, we have seen a dramatic improvement in the Fund's performance. In fact, from the beginning of December 1999 through September 15, 2000, (i) the share price has increased by 14.7%,
(ii) the Fund's discount has declined from approximately 22% to 8.1%, a reduction of over 60%, and (iii) the dividend has increased by 50%. In addition, almost all of the Australian dollar exposure, which we believe previously served as the principal reason for the Fund's share price decline, has been eliminated. Also, dividend distributions since the restructuring was initiated have been categorized as return of capital and therefore free of tax liability. We expect dividends paid through January 31st of 2001 will also enjoy this characterization. As a result, the Board believes that open-ending the Fund is inappropriate because it is a decision that reflects the past and does not consider the present or future prospects for the Fund.

    The Board also opposes open-ending because of the investment and operational implications it would have on the Fund and its shareholders. First, open-ending would place significant constraints on the Fund's ability to generate income. For example, since the restructuring, the Fund has utilized financial leverage as a way to increase income. This leverage contributed significantly to the Board's ability to declare three increases in the Fund's regular monthly dividend rate since November 1999. If you recall, in November 1999, the Board increased the Fund's monthly dividend rate from $0.04 per share to $0.05 per share, a 25% increase. The Board again increased the Fund's monthly dividend rate from $0.05 per share to $0.055 per share for the months of June through August 2000, a further 10% increase. In August 2000, the Board once again increased the dividend, to $0.06 per share for the remainder of calendar year 2000. All told, in the approximately nine months since the restructuring and implementation of leverage, the Board has been able to increase the dividend rate by 50%. Current estimates indicate that approximately two-thirds of such increase is attributable to the use of leverage. With the recent success of the Fund, we believe that open-ending would be a giant step backwards. This is because the Fund's ability to use financial leverage would be significantly impeded by the need to maintain liquidity required by the cash flow uncertainties of an open-end fund. Without the availability of financial leverage, the recent dividend increases would not have been possible, and the current dividend rate not sustainable. As a result, we believe that a vote in favor of open-ending is a vote in favor of significantly reducing current income.

    Second, if the Fund were to open-end, the expenses paid by the shareholders who wished to remain invested in the Fund after the conversion would increase, while current income would decrease. After the conversion, if heavy redemptions were experienced, the size of the Fund would be dramatically reduced and the Fund's fixed expenses would be spread over a smaller asset base. Also, the additional costs for shareholder services, marketing and distribution required as an open-end fund would both increase the Fund's expense ratio and decrease current income significantly.

    The Board wants to reiterate that it remains committed to addressing shareholder concerns and is open to considering a variety of ways to effectively improve the Fund's stock price and discount. However, for the reasons stated above, the Board believes that the proposal is the wrong approach for improving shareholder value over the long term. The Board is committed to the structural changes made to the Fund last year with the support of shareholders, and is confident that the new investment mandate within the closed-end fund structure provides the most effective means of maximizing shareholder value. In the approximately nine months since the implementation of the restructuring, we have already seen significant positive results and the Board is confident that the Fund as currently structured is well situated to meet its primary objective of delivering high current income to its shareholders.

REQUIRED VOTE

    Proposal No. 3 requires the affirmative vote of a majority of shares voting at the Meeting for passage. Passage of the Proposal will not constitute a mandate but only a recommendation to the Board of Directors. A decision to open-end the Fund will require that the Board of Directors decide to pursue such a course of action, followed by a 1940 Act majority vote by the Fund's shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL NO. 3.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 30(h) of the 1940 Act requires the Fund's directors, officers, investment advisers, affiliated persons of its investment advisers, and the beneficial owners of more than 10% of the Fund's capital stock to file initial reports of ownership and reports of changes of ownership with the SEC and the New York Stock Exchange, and to provide copies of such reports to the Fund.

    Based solely on a review of the copies of such reports received by the Fund and written representations by reporting persons that no additional reports are due, the Fund believes that all Section 30(h) requirements for fiscal year 1999 were satisfied.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at the Meeting other than those stated above. If any other business should come before the Meeting, the persons named in the Proxies intend to vote thereon in accordance with the views of the Fund's management.

                             STOCKHOLDER PROPOSALS

    The deadline for submitting stockholder proposals for inclusion in the Fund's proxy statement and form of proxy for the Fund's Annual Meeting of Stockholders in 2001 is May 28, 2001. Any stockholder proposal that is intended to be presented at such Annual Meeting but not submitted for inclusion in the Fund's proxy statement and form of proxy in accordance with the foregoing sentence must be received by the Fund's Secretary at the address indicated on the first page of this Proxy Statement no later than July 28, 2001. Any such proposal received after such date will be considered untimely and will be excluded from consideration at the next Annual Meeting in accordance with the Fund's Advance Notice By-law. The mere submission of a proposal or notice of proposal by a stockholder does not guarantee that such proposal will be either included in the proxy statement or otherwise considered at such Annual Meeting because certain federal rules or the Fund's Advance Notice By-Law, respectively, must be complied with before consideration of the proposal is required.

                                          By order of the Board of Directors,

                                          /s/ ROBERT J. GOLDSTEIN

                                          Robert J. Goldstein

                                          SECRETARY

September 18, 2000

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND'S TRANSFER AGENT.

                                     PROXY

                  DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC.
                             Four Embarcadero Center
                          San Francisco, CA 94111-4189

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 26, 2000

The undersigned hereby appoints Robert J. Goldstein and Karin L. Brotman as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of the Dresdner RCM Global Strategic Income Fund, Inc. (the "Fund") held of record by the undersigned on August 25, 2000, at the Annual Meeting of Stockholders to be held on October 26, 2000 or any adjournment thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AGAINST PROPOSAL 3, AND IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, IN THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon.

Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-----------                                                          -----------
SEE REVERSE                     CONTINUED AND TO BE                  SEE REVERSE
   SIDE                       SIGNED ON REVERSE SIDE                    SIDE
-----------                                                          -----------

[X] Please mark votes as in this example.

1.   Election of Directors.

     The Earl of Limerick       [ ] FOR     [ ] WITHHELD

     Leonard T. Hinde           [ ] FOR     [ ] WITHHELD

     G. William Miller          [ ] FOR     [ ] WITHHELD

2. Ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending October 31, 2000.

              [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

3. To approve or disapprove a shareholder proposal urging the Board to take the steps necessary to convert the Fund to an open-end fund.

              [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

              [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

Please be sure to sign and date this Proxy.

Signature:                  Date:       Signature:                  Date:


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